UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007 (November 13, 2007)

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.02.	APPOINTMENT OF PRINCIPAL OFFICER

On November 13, 2007, Mark J. Meiklejohn, 44, was appointed as Executive Vice President and Chief Lending Officer of Bank Rhode Island (the “Bank”), the wholly-owned subsidiary of Bancorp Rhode Island, Inc. Mr. Meiklejohn has served as Senior Vice President and Corporate Banking Director of the Bank since January 2006. Prior to joining the Bank, Mr. Meiklejohn was a Senior Vice President for Middle Market Lending at Citizens Bank in Providence, Rhode Island where he was employed since 1999. In connection with his appointment, Mr. Meiklejohn’s salary was increased to $180,000 per year. A copy of the press release regarding the above is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated November 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/ Linda H. Simmons
_____________________________

Linda H. Simmons

Chief Financial Officer

Date: November 14, 2007